Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Genasys Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.00001 par value	457(o)	(1)	(2)	(1)		—
	Equity	Preferred Stock, $0.00001 par value	457(o)	(1)	(2)	(1)		—
	Debt	Debt Securities	457(o)	(1)	(2)	(1)		—
	Other	Warrants	457(o)	(1)	(2)	(1)		—
	Other	Units	457(o)	(1)	(2)	(1)		—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$100,000,000.00	0.0001102	$11,020.00(3)
	Total Offering Amounts					$100,000,000.00		—
	Total Fees Previously Paid							$11,020.00(4)
	Total Fee Offsets
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fees Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fees Offset Claims	Genasys Inc.	S-3	333-243703	August 10, 2020	—	$12,980.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$100,000,000.00
Fees Offset Sources	Genasys Inc.	S-3	333-243703	—	August 10, 2020						$12,980.00(4)
(1)

The amount to be registered consists of up to $100,000,000 of an indeterminate amount of debt securities, common stock, preferred stock, warrants, and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)

Genasys previously registered securities having a maximum aggregate offering price of $100,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-243703), filed on August 10, 2020 (the “Prior Registration Statement”). In respect of the Prior Registration Statement, Genasys paid a registration fee of $12,980.00 (the “Prior Filing Fee”). As of the date of this registration statement, securities having an aggregate offering price of $100,000,000 were not sold under the Prior Registration Statement. Pursuant to Rule 457(p) promulgated under the Securities Act, $11,020.00 of the Prior Filing Fee that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder is being offset against the registration fee due for this registration statement. Genasys has terminated the offering that included the unsold securities under the Prior Registration Statement.